EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Stephanie Swan Director of Shareholder Services 517-372-7402

Capitol Bancorp Limited Announces Adoption
of Tax Benefits Preservation Plan

LANSING, Mich., and PHOENIX, Ariz.: July 25, 2011: Capitol Bancorp Limited (“Capitol”) (OTCQB: CBCR) announced today that its board of directors has adopted a Tax Benefits Preservation Plan (the “Plan”) designed to preserve substantial tax assets. This Plan is similar to tax benefit preservation plans adopted by other public companies with significant tax attributes and the purpose of such a plan is to protect Capitol’s ability to carry forward its net operating losses and certain other tax attributes.

Capitol’s tax attributes include net operating losses that it could utilize in certain circumstances to offset taxable income and reduce its federal income tax liability.

Capitol’s ability to use its tax attributes would be substantially limited if there were an “ownership change” as defined under Section 382 of the Internal Revenue Code and related Internal Revenue Service pronouncements. In general, an ownership change would occur if Capitol’s “5-percent shareholders,” as defined under Section 382, collectively increase their ownership in Capitol by more than 50 percentage points over a rolling three-year period. Five-percent shareholders generally do not include certain institutional holders, such as mutual fund companies, that hold Capitol’s equity securities on behalf of several individual mutual funds where no single fund owns 5 percent or more of Capitol’s equity securities.

As part of the Plan, Capitol’s board of directors declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of its common stock. The Rights will be distributable to shareholders of record as of August 1, 2011, as well as to holders of common stock issued after that date, but would only be activated if triggered under the Plan.

“We have adopted this Plan to safeguard valuable tax attributes and protect shareholder value,” said Joseph D. Reid, Chairman and Chief Executive Officer of Capitol. “We believe the Tax Benefit Preservation Plan will reduce the likelihood of an unintended ‘ownership change’ of the Corporation.”

The Plan is designed to reduce the likelihood that Capitol will experience an ownership change by discouraging any person from becoming a 5-percent shareholder. There is no guarantee, however, that the Plan will prevent Capitol from experiencing an ownership change.

Capitol’s board of directors has the discretion under certain circumstances to exempt acquisitions of company securities from the provisions of the Plan. The Plan may be terminated by the board at any time prior to the Rights being triggered.

The issuance of the Rights will not affect Capitol’s reported per share results and is not taxable to Capitol or its shareholders.

Additional information regarding the Plan will be contained in a Form 8-K that Capitol is filing with the Securities and Exchange Commission.

About Capitol Bancorp Limited
Capitol is a community banking company with a national network of bank operations in 14 states.  Founded in 1988, Capitol has executive offices in Lansing, Michigan and Phoenix, Arizona.

Forward-Looking Statements
Certain statements in this announcement contain forward-looking statements that are based on management's expectations, estimates, projections and assumptions.  Words such as "expects," "anticipates," "plans," "believes," "scheduled," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended.  These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.  Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors.

All forward-looking statements speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to the company or any person acting on the Corporation's behalf are qualified by the cautionary statements in this press release.  The Corporation does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this announcement.